As filed with the Securities and Exchange Commission
                          on May 7, 1997

                Registration No.



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM S-3

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933




                    CONESTOGA ENTERPRISES, INC


         Pennsylvania                                      23-2565087
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                      202 East First Street
                  Birdsboro, Pennsylvania 19508
                        (610) 582-8711

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                    John S. Hibschman, Esquire
                      Miller and Murray, LLP
                           P.O. Box 942
                         542 Court Street
                 Reading, Pennsylvania 19603-0942
                          (610) 376-6651

(Name, address, including zip code, and telephone number, including area code, of agent for service)




Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

                X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

                 CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        Maximum       Maximum
                            Amount      Offering      Aggregate  Amount of
Title of Each Class of      Being       Price         Offering   Registration
Securities Being Registered Registered  Per Share(1)  Price(1)   Fee

Common Stock,
$5.00 - Par Value           500,000      $26.00       $13,000,000  $4,482.76



(1) The shares are to be offered at prices not presently determinable. The offering price is estimated solely for the purpose of calculating the registration fee (based on the sales price of the shares in a sales transaction on May 5, 1997).

The Exhibit Index is located on page 15.
                            PROSPECTUS

                    CONESTOGA ENTERPRISES, INC

                AMENDED DIVIDEND REINVESTMENT PLAN





     The Amended Dividend Reinvestment Plan (the "Plan") of Conestoga Enterprises, Inc. (the "Company"), adopted by the Board of Directors on
April 22, 1997, provides holders of the Company's common shares a convenient way to purchase additional common shares, $5 par value, of the Company. Participants in the Plan may have all or part of their cash dividends on their shares automatically reinvested.
    The Plan was originally adopted by the Board of Directors on November 25, 1992. On April 22, 1997, the Plan was amended as follows:
   (a) the Company has the option under the Plan of either issuing original issue Shares under the Plan or having brokerage firms purchase shares in the open market for the Plan;
   (b) a participating shareholder may have all or part of his cash dividends reinvested, provided that, if he has less than all of his cash dividends reinvested, he shall not contribute less than $100 on any dividend payment date as more fully discussed in Question 17; and
   (c) a shareholder participating on April 22, 1997, shall be deemed to continue his participation until he terminates his participation in the Plan, as discussed in Question 15.
   Participation in the Plan is entirely voluntary so that shareholders may join the Plan and terminate their participation at any time, provided that they satisfy certain notice requirements with respect to any given dividend. The Company is administering the Plan itself.
   The price per share will be based on current market prices on or before the dividend payment date as discussed in Question 11.
   The Company is authorized to issue up to 500,000 shares under the Plan. This Prospectus describes the terms and conditions of the Plan and should be retained for future reference.





    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





   The date of this Prospectus is May 7, 1997.

                         AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New .York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the Commission over the Internet at http://www.sec.gov. The Company's Common Shares (symbol: CENI) are authorized
for quotation on the Nasdaq Small-Cap Market.   Such materials and other
information concerning the Company, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   The Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the Company's Common Shares issuable pursuant to the Amended Dividend Reinvestment Plan. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

          This Prospectus incorporates by reference documents relating to the Company which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference herein) are available without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request directed to Conestoga Enterprises, Inc., 202 East First Street, Birdsboro, PA 19508, telephone number (610) 582-8711, Attention:
Kenneth A. Benner, Secretary.


          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this
Prospectus:

     1. The Company's Annual Report of Form 10-K for the year ended December 31, 1996.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     3. The Company's definitive proxy statement dated April 11, 1997 in connection with its Annual Meeting of Stockholders held on May 3, 1997.

     4.   The Company's registration statement on Form S-4 dated April 3,
1997.

     5. The description of the Company's Common Stock contained in the Company's Form S-4, dated August 25, 1989.

     All documents filed with the SEC pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                               THE COMPANY


     The Company, incorporated under the laws of the Commonwealth of Pennsylvania on January 27, 1989, is a holding company with wholly owned subsidiaries engaged in various aspects of the telecommunications business.

     The Company's subsidiaries engaged in providing local exchange carrier telephone services are Conestoga Telephone and Telegraph Company ("CTT") and Buffalo Valley Telephone Company ("BVT"). CTT, incorporated in 1902, furnishes communication services, mainly local and toll telephone service,to an area of approximately 300 square miles, including parts of Berks, Chester, Lancaster and Montgomery Counties in Pennsylvania. CTT provides service to approximately 48,150 access lines. The population of CTT's service area is estimated to be 120,400. BVT was originally founded in 1904 and provides local telephone service to Union and Northumberland Counties in Central Pennsylvania. BVT provides service to approximately 19,100 telephone access lines. The population of BVT service area is estimated to be 32,000.

     The Company recently acquired as a subsidiary Infocore, Inc., a diversified telecommunications services company founded in 1981, which designs, installs and maintains telephone and computer systems and resells local exchange and toll services.

     Other subsidiaries include: (1) Northern Communications, Inc., which is engaged in the resale of long distance service as a non-regulated business; (2) Conestoga Mobile Systems, Inc., which is engaged in the provision of paging services; (3) Conestoga Investment Corporation, which is an investment company incorporated in the State of Delaware to hold certain Company investments; and
(4) Conestoga Wireless Company, which has undertaken to develop a system to furnish personal communication services, a wireless telecommunications technology, in a trading area encompassing Reading, Pottsville, Sunbury and Williamsport, Pennsylvania, including nine (9) counties with a population of 840,000.

     CEI's executive offices are located at 202 East first Street, Birdsboro, Pennsylvania 195008, and its telephone number is (610) 582-8711.



                     DESCRIPTION OF THE PLAN

     The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment Plan.

DEFINITIONS:

Authorization Form.   The form provided by the Company to be completed by a
Shareholder to join the Plan.

Designated Agent.   The agent or agents appointed by the Company from time to
time to act on behalf of Participants in buying Shares in the open market.

Dividend.   The cash dividends from time to time declared by the Company's Board of Directors on the Company's outstanding common shares.

Dividend Payment Date.   The date on which the Board of Directors of the Company
declares dividends payable, currently in March, June, September and December.

Open Market Shares.   Shares purchased on the open market by the Designated
Agent for distribution under the Plan.

Original Issue Shares.   Shares originally issued by the Company for
distribution under the Plan.

Partial Dividend Contribution.   A contribution under the Plan that is a fixed
dollar amount less than the full amount of the Dividend to which a Participant is entitled on any Dividend Payment Date.

Shareholder.   Any person, including an officer and employee of the Company, who owns one or more shares of the Company's common stock on the record date for the payment of any dividend.

Shares.   The common stock of the Company.

Participant.   A Shareholder who has elected to participate in the Plan and not terminated such election.

Record Date.   The date by which a Shareholder must own a Share to receive the dividend payable on it on the next Dividend Payment Date.


Purpose

1.   What is the Purpose of the Plan?

     The purpose of the Plan is to provide Shareholders of the Company with an opportunity to acquire additional common stock of the Company by applying cash dividends to the acquisition of Shares.


Advantages to Participants

2.   What are the advantages of the Plan to participants?

     Participants in the Plan may purchase Shares quarterly with reinvested Dividends on the Shares registered in their names.

     If the Company elects to distribute Original Issue Shares under the Plan, Participants will not be charged any brokerage commissions in connection with purchases under the Plan. The Shares will be sold to Participants at the issue price thereof (See Question 11).

     If the Company elects to have the Designated Agent purchase Open Market Shares under the Plan, Participants will be charged the actual cost (including brokerage commissions and fees) for the Shares, since they will be purchased in the open market.

     Full investment of funds is possible under the Plan, because the Plan permits fractions of Shares, as well as full Shares, to be credited to a Participant's account. In addition, Dividends in respect of such fractional Shares, as well as full Shares, will be credited to a Participant's account and automatically reinvested in additional Shares.

     All Shares of the Company purchased under the Plan will be held in safekeeping free of charge by the Company, as administrator, unless a certificate for such Shares is requested in writing by the Participant.

     The Company provides Participants with quarterly statements of Shares purchased under the Plan.


Administration

3.   Who administers the Plan?

     The Company administers the Plan, keeps records, sends quarterly statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should be directed to Conestoga Enterprises, Inc., Dividend Reinvestment Plan, 202 East First Street, Birdsboro, Pennsylvania 19508.


Participation

4.   Who is Eligible to Participate?

     All holders of record of Shares of the Company are eligible to participate and may join the Plan by signing the Authorization Form for the Plan furnished by the Company and returning it to the Company. Additional Authorization Forms may be obtained at any time by contacting the Company (See Question 3).

5.   When may a Shareholder Join the Plan?

     A Shareholder may join the Plan at any time. Dividends payable to each Participant will be reinvested on the next Dividend Payment Date after the Company receives his Authorization Form, provided that the form is received at least fifteen (15) days prior to the Dividend Payment Date. In the event that the Shareholder gives the Company less than fifteen (15) days' notice prior to any Dividend Payment Date, the Shareholder will not participate in the Plan for that Dividend but shall participate in the Plan for all subsequent Dividends.

6. What is the Effect of Notifying the Company of the Desire to Become a Participant in the Plan?

     By signing and returning the Authorization Form to the Company, a Participant directs the Company to reinvest all or part of the Dividends on the Shares held of record by the Participant. Dividends on all Shares credited to a Participant's account under the Plan are automatically reinvested to purchase additional Shares (See Question 2). Upon the signing and returning of the Authorization Form to the Company, the Shareholder shall become a Participant in the Plan for all subsequent Dividend payments until the Plan is terminated or the Participant gives notice of his desire to terminate his participation (See Question 15).

7. Do Participants on the date of the adoption of the amended Plan have to do anything to remain as Participants in the Plan?

     No. Participants on April 22, 1997, the date of adoption of the amended Plan, will be deemed to continue their participation until such time as the Plan is terminated or the Participant gives notice of his desire to terminate his participation (See Question 15).


Records

8.   What Reports will be Sent to Participants?

     Each Participant will receive a quarterly statement of his or her account describing Dividends received, the number of Shares credited to the Participant's account, the price per Share and total Shares accumulated under the Plan. Federal tax information will be sent by January 31 of each year. In addition, each Participant will receive copies of the Company's annual and quarterly reports to Shareholders, proxies and proxy statements and other correspondence sent to Shareholders generally. Each Participant will also receive any supplements to or updates of the current prospectus for the Plan.


Cash Contributions

9.   May Participants Make Cash Contributions to the Plan?

     No.


Cost

10. Are There Any Expenses to Participants in Connection with Purchases Under the Plan?

     If the Company distributes and sells Original Issue Shares under the Plan, there will be no charges to Participants under the Plan for brokerage fees or administration costs. If the Company causes Designated Agents to purchase Open Market Shares for the Plan, brokerage fees and commissions paid by the Plan will be included as part of the purchase price of Shares. Such brokerage fees are likely to involve a mark up on a market maker's purchase price per share or a percentage of the purchase price for a broker that is not a market maker, both of which will be negotiated by the Company.


Purchases

11.  What are the Purchase Prices Under the Plan?

     If the Company distributes Original Issue Shares under the Plan, the purchase price per share under the Plan shall be the average of the bid and asked prices per share of the Shares for each trading day during the 30 calendar days prior to the applicable Dividend Payment Date, as reported on the National Association of Securities Dealers, Inc., Automated Quotation System.

     If the Company causes the Plan to purchase Open Market Shares, the Plan's purchase price of Shares shall be the price (including brokerage fees and commissions) at which the Designated Agents purchase Shares on the open market. A Participant's purchase price per Share shall be the average price per share computed by dividing the total cost of Shares purchased for the Plan for each Dividend by the total number of Shares purchased.

12.  How will Purchases be Made?

     If the Company distributes Original Issue Shares under the Plan, within a reasonable time after the payment of a dividend, a Participant's account under the Plan will be credited with the number of whole and fractional shares that his dividends subject to the Plan will purchase at the purchase price provided above (See Question 11). The shares to be sold to shareholders under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose.

     If the Company causes the Plan to purchase Open Market Shares, the Designated Agents will make all open market purchases necessary to meet the requirements of the Plan. Purchases may be made on any securities exchange where such Shares are traded, in the over-the-counter market or in negotiated transactions and may be made on such terms as to price, delivery and otherwise as the Designated Agent may determine. Purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Designated Agent on the open market.

Dividends on Fractional Shares

13.  Will Participants be Credited with Dividends on Fractional Shares?

     Yes. Dividends on fractional shares will be credited to a Participant's account and shown on the quarterly statement.


Issuance of Shares

14.  Will Certificates be Issued for Common Shares Purchased?

     Prior to the termination of the Plan, stock certificates for Shares purchased under the Plan will not be delivered to a Participant unless he or she so requests or until he or she terminates his or her participation in the Plan.

     Requests for the delivery of stock certificates prior to a Participant's withdrawal from the Plan must be in writing on forms provided by Company. Upon a Participant's request, withdrawal from the Plan, or the termination of the Plan, as applicable, stock certificates for whole Shares will be delivered to him or her; and fractional Shares credited to his or her account will be paid in cash at the price per share determined for Original Issue Shares (See Question
11), on the Dividend Payment Date immediately prior to such request, withdrawal or termination. Certificates for fractional shares will not be issued under any circumstances.


Withdrawal from the Plan

15.  How Does a Participant Withdraw from the Plan?

     Any Participant in the Plan may terminate such participation by notifying Company as provided in Question 3 at least fifteen (15) days prior to any Dividend Payment Date; and such termination shall be effective as to that Dividend and all subsequent Dividends. Upon a Participant's termination of participation in the Plan, stock certificates for whole Shares and cash for factional Shares will be distributed to him as provided in Question 14.

16.  May a Participant Reenter the Plan After Terminating His or Her
     Participation?

     Yes. A Shareholder may rejoin at any time upon submitting a new Authorization Form.

17. May a Participant Elect to Contribute to the Plan an Amount Less than the Full Amount of His Dividends?

     Yes. A Participant may elect to contribute to the Plan a fixed amount less than the full amount of the Dividend to which he or she is entitled on any Dividend Payment Date, provided that, in the event of such election, the Participant shall not have less than One Hundred Dollars ($100.00) contributed to the Plan on his or her behalf on any Dividend Payment Date. If the full amount of a Participant's Dividend on any Dividend Payment Date is less than One Hundred Dollars ($100.00), such amount may be contributed to the Plan, but in such case the Participant may not elect to contribute to the Plan an amount less than the full amount of such Dividend. No Participant shall make cash contributions to the Plan.


Other Information

18.  May the Plan be Changed or Discontinued?

     The Company reserves the right prospectively to amend the Plan from time to time and to terminate the Plan at any time upon written notice of any such amendment or termination mailed to each Participant at the address listed on the Company's stock ledger.

19.  What are the Federal Income Tax Consequences of Participation in the Plan?

     For federal income tax purposes, a Participant in the Plan will be treated as having received a dividend equal to the amount of the cash Dividend paid by the Company. Each quarterly statement of account will indicate the amount of the Dividend.

20.  When and How are Gains and Losses Determined?

     A Participant will realize gain or loss whenever full Shares purchased under the Plan are sold or exchanged or whenever the Participant receives a cash payment for a fractional Share credited to his or her account. The amount of gain or loss will be the difference between the amount received by the Participant for his or her full or fractional Shares and his or her tax basis therefor. The tax basis of a Share is its purchase price.

21.  When does the Holding Period Begin?

     The holding period for Shares acquired pursuant to the Plan will begin on the date or dates on which such Shares are credited to the Participant's account under the Plan.

     All participants in the Plan are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal of Shares acquired under the Plan.

22. How is a Rights Offering, Stock Dividend or Stock Split Handled Under the Plan?

     Any stock dividend or stock split shares distributable on Shares credited to a Participant under the Plan will be credited to his account under the Plan. In the event that the Company grants rights to its Shareholders to purchase additional shares, debentures or securities, each Participant shall have the right to exercise such rights arising from whole Shares credited to him under the Plan in accordance with the terms and conditions of such rights.

23.  How Will a Participant's Shares Under the Plan be Voted?

     A Participant will be permitted only to vote full Shares credited to his account under the Plan. The Company will forward proxies to Participants and will vote Participants' Shares held under the Plan in accordance with proxies voted, signed and returned by the Participants. If a Participant does not return a proxy, his or her shares will not be voted.

24.  How Are Changes in Capitalization Handled Under the Plan?

     Shares purchased or to be purchased by Participants under the Plan will participate in any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like in which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes.

25.  What is the Responsibility of the Company Under the Plan?

     The Company shall not be responsible for any fluctuation in the market value of Shares nor any actions taken under the Plan unless such actions (whether acts of omission or commission) were in bad faith.

26.  What Are the Maximum Number of Shares Available Under the Plan?

     The maximum number of Original Issue Shares available under the Plan is five hundred thousand (500,000), subject to adjustment upon changes in capitalization of the Company as provided in Question 24. The maximum number of Open Market Shares available under the Plan is only limited by the number of Shares available in the open market for purchase by the Plan.

27.  What Happens if there is a Delay in Purchase of Shares Under the Plan?

     The Company will hold any funds from dividend contributions in an interest bearing account until they are applied to the purchase of Shares and apply the interest thereon to the purchase of additional Shares.

     For a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission requiring curtailment or suspension of purchases, the whole amount of the funds available under the Plan for the purchase of Shares might not be applied to the purchase thereof. In any such event, the portion not applied to the purchase of Shares will be paid to the Participants in cash.


                         USE OF PROCEEDS

     The proceeds received by the Company from the sale of Original Issue
Shares under the Plan will be added to the general funds of the Company and used for general corporate purposes. Pending application of the proceeds, the Company may make temporary investments in interest-bearing investments, including certificates of deposit, commercial paper, money market accounts, comparable short-term investments or government obligations.

     If the Shares acquired by the Plan are purchased in the open market, the Company will receive no proceeds from the sale thereof under the Plan.


                   DESCRIPTION OF COMMON SHARES

     As of May 7, 1997, the Company's common stock consisted of 10,000,000 common shares, par value $5.00 per share, 4,477,227 shares of which were issued and outstanding. The following description of the Company's common shares is not intended to be complete and is qualified in its entirety by reference to the Company's Articles, a copy of which is on file with the Commission.

     The following description of the Company's Common Shares is not intended to be complete and is qualified in its entirety by reference to the Company's Articles, a copy of which is on file with the Commission.

     Voting Rights

     Generally, with respect to all matters upon which shareholders are entitled to vote (including the election of directors) or to which shareholders are entitled to give consent, the holders of the Company's outstanding Common Shares shall be entitled to cast one vote for each Company's Common Share held, provided that each shareholder has cumulative voting rights in all elections for directors. Cumulative voting rights is the right of the shareholder to cast as many votes in the aggregate as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected and allocate the whole number of such votes to one candidate or distribute such votes among two or more candidates.

    Ranking

     The Company's Common Shares rank, with respect to the payment of dividends or distribution of assets upon liquidation, junior to the Company's $3.42 Series A Cumulative Preferred Shares.

     Dividends and Distributions

     The Company's Common Shares shall receive such dividends as are from time to time declared by the Company's Board of Directors, subject to the prior payment of the dividends due on the Company's $3.42 Series A Cumulative Preferred Shares.

     In the case of dividends or other distributions payable in stock or stock split-ups or divisions, shares of the Company's Common Shares shall be distributed only with respect to the Company's Common Shares.

     Liquidation Rights

     In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Company's Common Shares shall be entitled to payment out of the assets of the Company ratably in accordance with the number of shares held by them, respectively, subject to the prior liquidation rights of the Company's $3.42 Series A Cumulative Preferred Shares.

     General

     The Company serves as the transfer agent and registrar for its Common
Shares.


                          LEGAL OPINION

     Legal matters in connection with the registration of the Plan hereunder and the issuance of the Company's common shares pursuant thereto have been passed upon for the Company by Messrs. Miller and Murray, LLP, Post Office Box 942, 542 Court Street, Reading, Pennsylvania 19603. James H. Murray, a partner of Miller and Murray, LLP, is a director and vice president of the Company. Partners of Miller and Murray, LLP, own of record, or beneficially, shares of the Company as follows: James H. Murray, 37,099 shares; John S. Hibschman, 5,055 shares; and William F. Colby, Jr., 2,413 shares.


                             EXPERTS

     The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Beard & Company, Inc., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.





     No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any State to any person to whom it is unlawful to make such offer or solicitation in such State. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.




                        TABLE OF CONTENTS


Available Information. . . . . . . . . . . . . . . . . . . . . . . . 4
Incorporation of Certain Documents by Reference. . . . . . . . . . . 4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Description of the Plan. . . . . . . . . . . . . . . . . . . . . . . 6
     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Advantages to Participants. . . . . . . . . . . . . . . . . . . 7
     Administration. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Participation . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Cash Contributions. . . . . . . . . . . . . . . . . . . . . . . 9
     Cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Dividends on Fractional Shares. . . . . . . . . . . . . . . . .10
     Issuance of Shares. . . . . . . . . . . . . . . . . . . . . . .10
     Withdrawal from the Plan. . . . . . . . . . . . . . . . . . . .10
     Other Information . . . . . . . . . . . . . . . . . . . . . . .10
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .12
Description of Common Shares . . . . . . . . . . . . . . . . . . . .12
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS



     Item 14.  Other Expenses of Issuance and Distribution.

     The registrant estimates that it will incur the following expenses in connection with the issuance and distribution of the securities to be registered:
     Registration Fees             $4,482.76
     Legal Fees                    $6,000.00
     Accounting Fees               $1,000.00
     Costs of Printing             $1,000.00
     Costs of Distribution         $  500.00
     Item 15.  Indemnification of Officers and Directors.
     The information with respect to indemnification of officers and directors contained in Part II of the registrant's registration statement on Form S-4 filed with the Commission on April 4, 1997, with respect to its issue of common stock, $5.00 par value (Commission File No. 333-24053), is incorporated in its entirety herein by reference thereto.
     Item 16.  Exhibits.
     The exhibits listed in the Exhibit Index below are filed as a part of this registration statement.


     Exhibit
     Number              Description

      4.1                The Conestoga Enterprises, Inc.
                         Dividend Reinvestment Plan

      5                  Opinion of Miller and Murray, LLP
                         as to legality of the securities being
                         registered

     24.1                Consent of Miller and Murray, LLP

     24.2                Consent of Beard & Company, Inc.
 Item 17.  Undertakings.
     The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment therefor) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that undertakings a(1) and a(2) above do not apply to this registration statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                            SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 7th day of May, 1997.


                                   CONESTOGA ENTERPRISES, INC.


                                   By:
                                             John R. Bentz, President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                         Title                         Date


                                   Chairman of the Board               5/7/97
F. M. Brown                        and a Director


                                   President and a Director            5/7/97
John R. Bentz


                                   Vice President and a Director       5/7/97
James H. Murray


                                   Secretary/Treasurer and a           5/7/97
Kenneth A. Benner                  Director


                                   Vice President, Finance and         5/7/97
Albert H. Kramer                   Administration (principal
                                   financial officer)

                                   Controller and a Director           5/7/97
Donald R. Breitenstein             (principal accounting officer)


                                   Director                            5/7/97
Robert E. Myers


                                   Director                            5/7/97
Jean M. Ruhl


                                   Director                            5/7/97
John M. Sausen


                                   Director                            5/7/97
Richard G. Weidner
                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 7th day of May, 1997.


                                   CONESTOGA ENTERPRISES, INC.


                                   By: /s/ John R. Bentz
                                             John R. Bentz, President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                         Title                         Date


 /s/ F. M. Brown                   Chairman of the Board               5/7/97
F. M. Brown                        and a Director


 /s/ John R. Bentz                 President and a Director            5/7/97
John R. Bentz


 /s/ James H. Murray               Vice President and a Director       5/7/97
James H. Murray


 /s/ Kenneth A. Benner             Secretary/Treasurer and a           5/7/97
Kenneth A. Benner                  Director


 /s/ Albert H. Kramer              Vice President, Finance and         5/7/97
Albert H. Kramer                   Administration (principal
                                   financial officer)

 /s/ Donald R. Breitenstein        Controller and a Director           5/7/97
Donald R. Breitenstein             (principal accounting officer)


 /s/ Robert E. Myers               Director                            5/7/97
Robert E. Myers


 /s/ Jean M. Ruhl                  Director                            5/7/97
Jean M. Ruhl


 /s/ John M. Sausen                Director                            5/7/97
John M. Sausen


 /s/ Richard G. Weidner            Director                            5/7/97
Richard G. Weidner
          Exhibit 4.1
          AMENDED DIVIDEND REINVESTMENT PLAN
                    CONESTOGA ENTERPRISES, INC.

         PURPOSE.  The purpose of THE CONESTOGA ENTERPRISES,
INC. AMENDED DIVIDEND REINVESTMENT PLAN (hereinafter called the
"Plan"), is to provide Shareholders of CONESTOGA ENTERPRISES,
INC. (hereinafter called the "Company"), with an opportunity to acquire additional common stock of the Company by applying cash dividends to the acquisition of such common stock.
    1.   DEFINITIONS.
         (a)  "Authorization Form" means the form provided
by the Company to be completed by a Shareholder to join the Plan.
         (b)  "Designated Agent" means the agent or agents
appointed by the Company from time to time to act on behalf of
Participants in buying Shares in the open market.
               (c) "Dividend" means the cash dividends from time
to time declared by the Company's Board of Directors on the
Company's outstanding common shares.
         (d)  "Dividend Payment Date" means the date on
which the Board of Directors of the Company declares dividends payable, currently in March, June, September and December.
         (e)  "Open Market Shares" means shares purchased
on the open market by the Designated Agent for distribution under the Plan.
         (f)  "Original Issue Shares" means shares
originally issued by the Company for distribution under the Plan.
         (g)  "Partial Dividend Contribution" means a
contribution under the Plan that is a fixed dollar amount less than the full amount of the Dividend to which a Participant is entitled on any Dividend Payment Date.
         (h)  "Shareholder" means any person, including an
officer and employee of the Company, who owns one or more shares of the Company's common stock on the record date for the payment of any dividend.
         (i)  "Shares" means common stock of the Company.
         (j)  "Participant" means a Shareholder who has
elected to participate in the Plan and not terminated such
election.
         (k)  "Record Date" means the date by which a
Shareholder must own a Share to receive the dividend payable on it on the next Dividend Payment Date.
    2.   PARTICIPATION.  To become a Participant in the
Plan, a Shareholder of the Company shall notify the Company in writing of the Shareholder's desire to become a member of the
Plan, provided that Participants on April 22, 1997, the date of adoption of the amended Plan, will be deemed to continue their participation until such time as they terminate their
participation pursuant to the provisions of this Paragraph 3.
Notification of the desire to become a Participant in the Plan shall be on an Authorization Form.  Notification of the desire of the Shareholder to become a Participant must be received by the
Company at least fifteen (15) days prior to any Dividend Payment
Date.  Upon the timely receipt of such notification the
Shareholder shall become a Participant in the Plan for all
subsequent Dividends until the Plan is terminated or the
Participant gives notice of his desire to terminate his
participation.  In the event that the Shareholder gives less than fifteen (15) days notice prior to any Dividend Payment Date, the
Shareholder shall not participate in the Plan for that Dividend but shall participate in the Plan for all subsequent Dividends.
Any Participant in the Plan may terminate such participation by notifying Company in writing of such termination at least fifteen
(15) days prior to any Dividend Payment Date; and such
termination shall be effective as to that Dividend and all
subsequent Dividends.
    3.   CONTRIBUTIONS.  A Participant may elect to
contribute under the Plan the full amount of the Dividend to which he is entitled on any Dividend Payment Date or a Partial
Dividend Contribution.  If a Participant elects a Partial
Dividend Contribution, he shall not contribute less than One
Hundred Dollars ($100.00) on any Dividend Payment Date.  If the
Participant's Dividend is less than One Hundred Dollars
($100.00), he may contribute such lesser amount, provided that he contributes the full amount of the Dividend to which he is
entitled.  No Participant shall make cash contributions to the
Plan.
    4.   ADMINISTRATION.  Administration of the Plan is
shared between the Company and, if the Company is exercising its option with respect to any Dividend of having the Plan purchase
Shares on the open market, the Designated Agent.  The Company will administer the Plan; hold as agent of the Plan all Dividends contributed under the Plan until applied to the purchase of
Shares; hold as agent of the Participants the Shares purchased under the Plan; keep a continuous record of each Participant's account; and send a quarterly statement of account to each
Participant.  If directed by the Company to purchase Shares on the open market, the Designated Agent will act on behalf of
Participants in buying and selling Shares.
    5.   ISSUANCE OR PURCHASE OF SHARES.  Under the Plan
for any Dividend, the Company may, at its election, either issue
Original Issue Shares to Participants directly or direct the
Designated Agent to purchase Open Market Shares.
         (a)  ISSUANCE OF SHARES.       If the Company issues
Original Issue Shares under the Plan, the following shall apply:
              (i)  Purchase of Original Issue Shares.
Within a reasonable time after the payment of a Dividend, a Participant's account under the Plan shall be credited with the number of whole and fractional Original Issue Shares that his Dividends subject to the Plan will purchase at the purchase price provided under subparagraph (ii) hereof. The Original Issue
Shares to be sold to Participants under the Plan may, at the election of the Company, be either Treasury Shares or Shares originally issued for such purpose. The maximum number of Original Issue Shares which shall be made available under the Plan shall be five hundred thousand (500,000), subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14.
              (ii) Price of Original Issue Shares. The purchase price per share of the Original Issue Shares shall be the average of the bid and asked prices per share of the Shares for each trading day during the 30 calendar days prior to the applicable Dividend Payment Date, as reported on the National
Association of Securities Dealers, Inc., Automated Quotation
System.
         (b)  PURCHASE OF OPEN MARKET SHARES.
If the Company directs the Designated Agent to purchase Open Market Shares under the Plan, the following shall apply:
              (i)  Purchase of Open Market Shares.  The
Designated Agent will make all open market purchases necessary to meet the requirements of the Plan. Purchases may be made on any securities exchange where Shares are traded in the over-the-counter market or in negotiated transactions and may be made on such terms as to price, delivery and otherwise as the Designated
Agent may determine. Purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Designated Agent on the open market.
              (ii) Price of Open Market Shares. The Plan's purchase price of Open Market Shares shall be the price
(including brokerage fees and commissions) at which the Designated Agent purchases Open Market Shares on the open market.
A Participant's purchase price per Open Market Share shall be the average price per share computed by dividing the total cost of Open Market Shares purchased for the Plan after each Dividend
Payment Date by the total number of Open Market Shares purchased.
     6. CREDIT TO ACCOUNTS. Within a reasonable time after the payment of a Dividend, a Participant's account under the Plan shall be credited with the number of whole and fractional Shares, rounded to three decimal places, that his Dividends subject to the Plan will purchase at the purchase price provided for in Paragraph 6(a)(ii) or 6(b)(ii), as applicable.
If Shares are purchased on the open market, no shares will be allocated to a Participant's account until the date on which the Designated Agent has purchased sufficient Shares to cover the quarterly purchases for all Participants in the Plan, provided that, if the Designated Agent is unable to purchase enough Shares to cover the quarterly purchases for all Participants in the Plan within thirty (30) days after any Dividend Payment Date, the Shares purchased will be allocated proportionately to the Participants thirty (30) days after the Dividend Payment Date and any funds not used to purchase Shares will be returned proportionately to the Participants. Although a Participant's account under the Plan will be credited with the purchase of fractional Shares, no fractional Shares will be distributed under the Plan.
    7. STATEMENTS AND STOCK CERTIFICATES. The Company will give Participants quarterly statements of Shares purchased under the Plan. Such statements shall contain cumulative information on a calendar year basis and shall be a Participant's record of the number and purchase price of shares acquired for the Participant and the dates acquired. Federal tax information will be sent by January 31st of each year. Prior to the termination of the Plan, stock certificates for Shares purchased under the Plan will not be delivered to a Participant but will be registered in the name of the Company or a nominee as agent for the Participant, unless the Participant requests delivery of such shares or until he terminates his participation in the Plan.
Requests for the delivery of stock certificates prior to a Participant's withdrawal from the Plan must be in writing on forms provided by Company. Upon a Participant's request, withdrawal from the Plan, or the termination of the Plan, as applicable, stock certificates for whole Shares will be delivered to him; and fractional Shares credited to his account will be paid in cash based on the market price as provided in Paragraph
6(a)(ii) at the time of the Dividend declaration immediately prior to such request, withdrawal or termination.
    8. PLAN FUNDS. The Company will hold any funds from dividend contributions in an interest bearing account until they are applied to the purchase of Shares and apply the interest thereon to the purchase of additional Shares by the Plan.
    9. COMPANY'S RESPONSIBILITY. The Company shall not be responsible for any fluctuation in market value of Shares nor for any actions taken under the Plan unless such actions (whether acts of omission or commission) were done in bad faith.
    10. RIGHTS TO PLAN SHARES. A Participant will be permitted only to vote full Shares credited to his account under the Plan. A Participant will be credited under the Plan with all Dividends on Shares and fractional Shares credited to his account under the Plan.
    11. STOCK DIVIDENDS OR STOCK SPLITS. Any stock dividend or stock split Shares distributable on Shares owned by a Participant and on Shares credited to a Participant under the Plan will be credited to his account under the Plan. In the event that the Company grants rights to its Shareholders to purchase additional Shares, debentures or other securities, each Participant shall have the right to exercise such rights arising from whole Shares credited to him under the Plan in accordance with the terms and conditions of such rights.
    12. CHARGES. There will be no charges to Participants under the Plan. The Company will pay any and all expenses incurred in connection with issuance or purchase of Shares under the Plan, except for brokerage fees and commissions which will be paid by the Plan and are included as part of the purchase price of Shares under Paragraph 6(b)(ii).
    13. CHANGES IN CAPITALIZATION. Shares purchased or to be purchased by Participants under the Plan shall participate in any stock dividend, split-up, spin-off, recapitalization, merger, consolidation, exchange of Shares, or the like in which shares of any class will be issued in respect of the outstanding Shares, or Shares shall be changed into the same or a different number of the same or another class or classes.
    14. NOTICE. For purpose of notice of mailing as provided for hereunder, compliance shall be deemed to have been made if sent by regular mail, postage paid to:
         Participant - Name of Participant

         Address - Participant's address listed on Corporation's stock ledger

         Company - Conestoga Enterprises, Inc.
                   Dividend Reinvestment Plan
                   202 East First Street
                   Birdsboro, Pennsylvania 19508
    15. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors of the Company may at any time prospectively terminate or amend the Plan. The Company shall give written notice of any such termination or amendment of the Plan to all Participants.
    16. DELAY IN PURCHASE. It is understood that for a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission requiring temporary curtailment or suspension of the issuance or purchase of Shares, the whole amount of the funds available for purchase of Shares might not be applied to the purchase thereof. In any such event, the portion not applied to the purchase of Shares will be paid to Participants in cash.
    17. INCOME TAXES. The automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends.
    18. GOVERNING LAW. The terms and conditions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

   Exhibit 5
                                                               260
                           May 7, 1997








Securities and Exchange Commission
Washington, D.C. 20549

        Re: Registration of Conestoga Enterprises, Inc.
            Dividend Reinvestment Plan

Gentlemen:

        It is the opinion of this firm, counsel for the above registrant, that the above Plan can be legally registered and, when stock is sold pursuant to the Plan, it will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Pennsylvania and the United States of America.

                             Very truly yours,



                             MILLER AND MURRAY, LLP


                                                      Exhibit 24.1
                                                               260
                           May 7, 1997








Securities and Exchange Commission
Washington, D.C. 20549

        Re: Registration of Conestoga Enterprises, Inc.
            Dividend Reinvestment Plan

Gentlemen:

        On behalf of Miller and Murray, LLP, we consent to the reference to us in the registrant's Prospectus and the Registration Statement on Form S-3 as to the giving of legal opinions in matters pertaining to the Prospectus and Registration Statement and also, we consent to the use of our name with respect to the opinion letter, being Exhibit No. 5 of the Registration Statement.

                             Very truly yours,



                             MILLER AND MURRAY, LLP


                                                      Exhibit 24.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS